Exhibit 1.1

[                     ] Shares

IGNITE RESTAURANT GROUP, INC.

Common Stock

UNDERWRITING AGREEMENT

, 2012

CREDIT SUISSE SECURITIES (USA) LLC,

As Representative of the Several Underwriters,

Eleven Madison Avenue,

New York, N.Y.10010-3629

Dear Sirs:

1.  Introductory.  Ignite Restaurant Group, a Delaware corporation (“Company”) agrees with the several Underwriters named in Schedule B hereto (“Underwriters”) to issue and sell to the several Underwriters [                                ]  shares of its common stock, par value $.01 per share (“Securities”) and JCS Holdings, LLC (“Parent Selling Stockholder”) agrees severally with the Underwriters to sell to the several Underwriters an aggregate of [                                ] outstanding shares of the Securities (such [                                ] shares of Securities being hereinafter referred to as the “Firm Securities”). The Company also agrees to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [                                ] additional shares of the Securities (“Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

Immediately following the sale of the Firm Securities and any sale of Optional Securities, the Parent Selling Stockholder expects to distribute the cash proceeds received pursuant to any such sale to the holders of its series A preferred units and its common units listed on Schedule A (the “Parent Beneficial Holders” and together with the Parent Selling Stockholder, the “Selling Stockholders”) in accordance with the provisions then in effect of the Fourth Amended and Restated Limited Liability Company Agreement of the Parent Selling Stockholder (the “Parent Selling Stockholder LLC Agreement”).  In addition, immediately following the sale of the Firm Securities, the Parent Selling Stockholder expects to distribute all of the Securities then held by it to the holders of its Series A preferred units and its vested common units in accordance with the provisions of the Parent Selling Stockholder LLC Agreement, other than [              ] additional Securities representing the value of unvested common units of the Parent Selling Stockholder.

2.  Representations and Warranties of the Company and the Selling Stockholders.  (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)  Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-1 (No. 333-175878) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses.  At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”.  The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities.   At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended.  The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information,” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means          :00 [a/p]m (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning given such term in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”.  A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective

Time.  For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)  Compliance with Securities Act Requirements.  (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii)  Ineligible Issuer Status.  (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv)  General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated                              , 2012 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(v)  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified in good standing would not individually or in the aggregate result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(vii) Subsidiaries.  Each subsidiary of the Company has been duly incorporated, organized or formed and is existing and in good standing under the laws of the jurisdiction of its incorporation,  organization or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, in each case, except where the failure to be so qualified in good standing would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each corporate subsidiary or limited liability company interests of each limited liability company owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.  The subsidiaries of the Company listed on Schedule E hereto are the only subsidiaries, direct or indirect of the Company, and except as described in the General Disclosure Package, each subsidiary of the Company is a wholly-owned subsidiary, direct or indirect, of the Company.

(viii) Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, and will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the

Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus referred to in Section 2(a)(iv) hereof.

(ix) No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(x) Registration Rights.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(l) hereof to the extent the Company would be required to file a registration statement with the Commission during the Lock-Up Period.

(xi) Listing.  The Offered Securities have been approved for listing on the NASDAQ Stock Market, subject to notice of issuance.

(xii) Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained, or made on or prior to the date hereof and  such as may be required under state securities laws.

(xiii) Title to Property.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other material properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xiv) Absence of Defaults and Conflicts Resulting from the Transaction.  The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except with respect to clauses (ii) and (iii), such breaches, violations or defaults that would not have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xv) Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xvi) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.  The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(xvii) Possession of Licenses and Permits.  The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except where the failure to possess or be in compliance with any such Licenses would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xviii) Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company is imminent that could have a Material Adverse Effect; the Company is not aware of any existing, threatened or imminent labor disturbance by, or dispute with, the employees of any of its subsidiaries’ principal suppliers, vendors or contractors that would have a Material Adverse Effect.

(xix) Possession of Intellectual Property.  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess or so acquire such intellectual property rights would not, individually or in the aggregate, have a Material Adverse Effect and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; the Company is not aware of any existing material infringement by any other person on its intellectual property rights.

(xx) Environmental Laws.  Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries (i) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, “environmental laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws, (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (iv) is subject to any claim relating to any environmental laws, except in each case covered by (i) - (iv) as such violation, contamination, liability or claim would not individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(xxi)  Accurate Disclosure.  The statements in the General Disclosure Package  and the Final Prospectus under the headings “U.S. Federal Tax Considerations for Non-United States Holders,” “Certain Relationships and Related Party Transactions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and “Description of Capital Stock,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxii) Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxiii)  Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(xxiv)  Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all Exchange Rules, as applicable.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a  (i) significant deficiency, (ii) material weakness, (iii) an adverse change in Internal Controls or (iv) fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxv) Litigation.  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign), to the Company’s knowledge, are threatened or contemplated.

(xxvi) Financial Statements.  The financial statements included in each Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis; the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein; the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts and have been prepared in conformity with the requirements of Regulation S-X of the Act; all non-GAAP financial information included in each Registration Statement and the General Disclosure Package complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the General Disclosure Package, there are no off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)). The summary and selected financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board ASC 810, Consolidation), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements or schedules that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(xxvii) No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (iv) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, (v) there has not been any obligation, direct or contingent, which is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business and (vi) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(xxviii)  Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxix)  Ratings.  No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxx)  Sale of Securities.  Except as disclosed in the General Disclosure Package, the Company has not sold or issued any securities during the six-month period preceding the date of the Final

Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S of the Securities Laws, other than shares issued pursuant to employee benefit plans, stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants, in each case, as described in the General Disclosure Package.

(xxxi)    Accounting Policies.    The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies” in the Registration Statement and the General Disclosure Package accurately and fully describes (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (B) judgments and uncertainties affecting the application of Critical Accounting Policies, and (C) to the extent required by the Rules and Regulations, explanations of the likelihood that materially different amounts would be reported under different conditions or using different assumptions.

(xxxii)  Taxes.  The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to have been filed by them or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxiii)  Insurance.  The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except as would not, individually or in the aggregate have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for any such reservation or rights as would not, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for, except for any such refusal that would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package; and the Company will obtain directors’ and officer’s insurance in such amounts as is customary for an initial public offering.

(xxxiv)  Related Party Transactions.    There are no business relationships or related-party transactions involving the Company, any of its subsidiaries, any Selling Stockholder or any other person required to be described in the General Disclosure Package which have not been described as required.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members.  The Company has not, directly or indirectly, including through its subsidiaries, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company, other than any extensions of credit that ceased to be outstanding prior to the filing of the Initial Registration Statement.

(xxxv)              No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxvi)             Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, all other money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvii)            Compliance with OFAC. None of the Company, any of its subsidiaries or any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering and sale of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxviii)           Independent Accountants.  PricewaterhouseCoopers LLP, whose report on the consolidated financial statements and supporting schedules of the Company and its subsidiaries is included in the Registration Statement and the General Disclosure Package, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(xxxx)               Employee Benefit Plans. Employee Benefits. (i) The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA), other than events for which the 30-day notice period has been waived, has occurred within the past six years with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates would have any liability; (iii) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred within the past six years and do not reasonably expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; and (iv) each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”) is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to result in the loss of such qualification; except, in each case, as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member.

(xxxxi)              Stock Option Awards. All stock option and other equity or equity-linked awards, if any, granted by the Company have been appropriately authorized by the Board or a duly authorized committee thereof, including approval of the exercise or purchase price or the methodology for determining the exercise or purchase price and the substantive terms of the stock option, equity or equity-linked awards, as the case may be; stock options granted to the Company’s employees are either exempt from or compliant with Section 409A of the Code; no stock option, equity or equity-linked awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option, equity or equity-linked award determined retroactively; there is no action, suit, proceeding, formal inquiry or formal investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company in connection with any stock option, equity or equity-linked awards granted by the Company.

(b)  Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

(i)  Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation by the Selling Stockholder of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(ii)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach by such Selling Stockholder or violation by such Selling Stockholder of any of the terms and provisions of, or constitute a default by such Selling Stockholder under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of such Selling Stockholder’s properties, (ii) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or (iii) the charter or bylaws of any Selling Stockholder that is a corporation or other legal entity, or the constituent documents of any Selling Stockholder that is not a natural person or a corporation, except with respect to clause (ii) for such breaches, violations, defaults, liens, charges and encumbrances as would not, individually or in the aggregate, result in Material Adverse Effect on such Selling Stockholder, adversely affect such Selling Stockholder’s ability to perform its obligations hereunder or impair the validity or enforceability hereof.

(iii)  Disclosure Made by the Selling Stockholders in the Registration Statement and Final Prospectus.  To the extent (i) that any statements or omissions made in each of the Initial Registration Statement and the Additional Registration Statement (if any), are made in reliance upon and in conformity with information furnished to the Company by such Selling Stockholder expressly with respect thereto, (A) at their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) that any statements or omissions made in the Final Prospectus are made in reliance upon and in conformity with the information furnished to the Company by such Selling Stockholder expressly with respect thereto,  on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein.

(iv) Disclosure Made by the Selling Stockholders in the General Disclosure Package. To the extent that any statements or omissions made in each of the General Disclosure Package and any individual Limited Use Issuer Free Writing Prospectus, are made in reliance upon and in conformity with information furnished to the Company by such Selling Stockholder expressly with respect thereto, as of the Applicable Time, neither (i) the General Disclosure Package nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v) No Undisclosed Material Information.  The sale of the Offered Securities by the Parent Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth the General Disclosure Package.

(vi) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder, and such Selling Stockholder has full right, power and authority to enter into this Agreement.

(vii) No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(viii) Absence of Manipulation.  Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(ix) Good Standing of Selling Stockholder. To the extent such Selling Stockholder is an entity, such Selling Stockholder is validly existing and, to the extent such concept exists in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization.

(x)  Confirmation by the Selling Stockholder.  Such Selling Stockholder is familiar with the Initial Registration Statement, the Additional Registration Statement (if any), the Final Prospectus, the General Disclosure Package and any Individual Limited Use Issuer Free Writing Prospectus and at their respective Effective Times or on their respective dates, as applicable, and on each Closing Date, such Selling Stockholder has no knowledge of any untrue statement of a material fact contained therein or of any fact, condition or information not disclosed in such Initial Registration Statement, Additional Registration Statement, Final Prospectus, General Disclosure Package or Individual Limited Use Issuer Free Writing Prospectus, which has materially adversely affected or could reasonably be expected to materially adversely affect the business of the Company or any of its subsidiaries

(xi) No Distribution of Offering Material. Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Offered Securities other than through the Underwriters or with the Underwriters consent.

(xii) Material Agreements. There are no material agreements or arrangements relating to the Company or its subsidiaries to which such Selling Stockholder (or, to such Selling Stockholder’s knowledge, any direct or indirect stockholder of such Selling Stockholder) is a party, which are required to be described in the Registration Statements or the Final Prospectus or to be filed as exhibits thereto that are not so described or filed.

(xiii) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act and the Rules and Regulations by any Underwriter or dealer, any event occurs as a result of which the information in the General Disclosure Package or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading with respect to such Selling Stockholder, in the light of the circumstances under which they were made, such Selling Stockholder will immediately notify the Company and the Representative of such change.

(c)  The Parent Selling Stockholder further represents and warrants to, and agrees with, the several Underwriters that it has and on each Closing Date hereinafter mentioned will have, valid and unencumbered title to the Offered Securities to be delivered by the Parent Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by the Parent Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by the Parent Selling Stockholder on such Closing Date.

3.  Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and the Parent Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Parent Selling Stockholder, at a purchase price of $            per share, that number of Firm Securities (rounded up or down, as determined by the Representative in its discretion, in order to avoid fractions) obtained by multiplying                      Firm Securities in the case of the Company and                      Firm Securities in the case of the Parent Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

The Company and the Parent Selling Stockholder will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of                       in the case of                      shares of Firm Securities and                     in the case of                      shares of Firm Securities, at the office of                     , at            A.M., New York time, on                       , or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of                       at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to issue and sell to the Underwriters the Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative, against payment of the purchase price therefore in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of                      , at the office of                     . The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of                                          at a reasonable time in advance of such Optional Closing Date.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.  Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:

(a)  Additional Filings.  Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representative, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement.  The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representative of such timely filing.  If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representative.

(b)  Filing of Amendments: Response to Commission Requests.  The Company will promptly advise the Representative of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representative’s consent; and the Company will also advise the Representative promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act and the Rules and Regulations by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act and the Rules and Regulations, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)  Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e)  Furnishing of Prospectuses.  The Company will furnish to the Representative copies of each Registration Statement (two of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act and the Rules and Regulations, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative requests. Unless otherwise agreed, the Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement.  All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)  Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative reasonably designates and will continue such qualifications in effect so long as required for the distribution of the Offered Securities as contemplated hereby; provided, however, that the Company shall not be obligated to file any general consent or service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)  Reporting Requirements.  During the period of three years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), or any successor system, it is not required to furnish such reports or statements to the Underwriters.

(h)  Payment of Expenses.  The Company and each Selling Stockholder agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and such Selling Stockholder, as the case may be, under this Agreement, including but not limited to (i) any filing fees and other expenses (including the reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative reasonably designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such review), (iii) fees, disbursements and expenses of the Company’s counsel and one counsel to the Selling Stockholders, (iv) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, provided that the cost of any aircraft chartered in connection with the “road show” shall be shared equally between the Company and the Underwriters, (v) fees and expenses incident to listing the Offered Securities on the NASDAQ Stock Market and other national and foreign exchanges, (vi) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters and (vii) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. It is understood that, except as provided in this Section 5(h), the Selling Stockholders will pay all of their own costs and expenses, including any transfer or other taxes payable on the sale of their Securities, except as provided in any separate agreement relating to the allocation of payment of expenses between the Company, on the one hand, and a Selling Stockholder, on the other hand.

(i) Use of Proceeds.  The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j) Absence of Manipulation.  The Company and the Selling Stockholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)  Restriction on Sale of Securities by Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative, except, in each case, (A) the Securities to be sold hereunder, (B)  grants of employee stock options, restricted stock or other equity-based compensation authorized for issuance as of the date hereof, pursuant to the terms of a plan in effect on the date hereof and disclosed in the General Disclosure Package and the Final Prospectus, or (C) issuances of Lock-Up Securities pursuant to the exercise of such options (provided that such securities do not vest or become exercisable during the Lock-Up Period) or the exercise of any other employee stock options outstanding on the date hereof and described in the General Disclosure Package and the Final Prospectus.  The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representative waives, in writing, such extension.  The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(l)  Restriction on Sale of Securities by Selling Stockholders.  For the period specified below (the “Lock-Up Period”), each Selling Stockholder will not, directly or indirectly, take any of the following actions with respect to Securities of the Company or any securities convertible into or exchangeable or exercisable for any Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act, (v) exercise any registrations rights to the extent the Company would be required to file a registration statement with the Commission during the Lock-Up Period or (vi) publicly disclose the intention to take any such action, without the prior written consent of the Representative, except, in each case, the Securities to be sold hereunder by such Selling Stockholder.  The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

(m)  Distribution.  The Parent Selling Stockholder agrees that it will not distribute, sell or in any way dispose of any Firm Securities held by it, prior to the First Closing Date.  The Parent Beneficial Holders also acknowledge and agree that they are jointly and severally liable for any violation of this covenant by the Parent Beneficial Holders, and would be treated as Selling Stockholders following any distribution of Firm Securities by the Parent Selling Stockholder in violation of this Section 5.

6.  Free Writing Prospectuses. The Company and Selling Stockholders represent and agree that, unless they obtain the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and Credit Suisse is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the

Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letter.  The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of  PricewaterhouseCoopers LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule D hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule D hereto shall be a date no more than three days prior to such Closing Date).

(b)  Effectiveness of Registration Statement.  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representative.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representative, shall be contemplated by the Commission.

(c)  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NASDAQ Stock Market or the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)  Opinion of Counsel for the Company.  The Representative shall have received an opinion, dated such Closing Date, of Kirkland & Ellis LLP, counsel for the Company, in the form of Schedule E hereto.

(e)  Opinion of Counsel for Selling Stockholders.  With respect to the First Closing Date, the Representative shall have received an opinion, dated such Closing Date, of Kirkland & Ellis LLP, counsel for the Selling Stockholders, in the form of Schedule F hereto.

(f) Opinion of Counsel for Underwriters.  The Representative shall have received from King & Spalding LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)  Officer’s Certificate.  The Representative shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company, each in his or her capacity as an officer of the Company, in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct as of such Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h)  Selling Stockholders’ Certificates.  The Representative shall have received a certificate, dated such Closing Date, of each Selling Stockholder selling Securities to the Underwriters or an attorney-in-fact of such Selling Stockholder on such Closing Date, in which such Selling Stockholder shall state that: the representations and warranties of such Selling Stockholder in this Agreement are true and correct as of such Closing Date; and the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(h)  Lock-Up Agreements.  On or prior to the date hereof, the Representative shall have received lockup letters from each of the executive officers and directors of the Company, the Selling Stockholders and all other holders of equity securities of the Company.

(i)  CFO Certificate. The Representative shall have received, on the date hereof and each Closing Date, as the case may be, a certificate dated such date and signed by the chief financial officer in his capacity as such on behalf of the Company as set forth on Exhibit A.

(j)  Distribution.  In the case of the First Closing Date, the Parent Selling Stockholder shall not have distributed, sold or in any way disposed of any Firm Securities.

The Selling Stockholders and the Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests and any additional opinions, certificates, letters and documents as the Representative reasonably request.  Credit Suisse may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.  Indemnification and Contribution.  (a)  Indemnification of Underwriters by Company.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Rules and Regulations, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of Underwriters by Selling Stockholders.  The Selling Stockholders, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Rules and Regulations, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the foregoing indemnity shall only apply to the extent that any loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made based on information furnished by such Selling Stockholder; provided further, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(c)  Indemnification of Company and Selling Stockholders.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Rules and Regulations, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting”.

(d)  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such

Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).  Notwithstanding the provisions of this subsection (e), no Selling Stockholder shall be required to contribute an amount an excess of an amount equal to the aggregate gross proceeds, after underwriting commissions and discounts, but before expenses, to such Stockholder from the sale of Securities sold by such Selling Stockholder hereunder or pursuant to any Additional Registration Statement, less any amounts in respect of liability of such Selling Stockholder under Section 8(b) hereof.

9.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company and the Selling Stockholders agree that the Company will reimburse the Underwriters for all out-of-pocket expenses reasonably incurred by them in connection with the offering of the Offered Securities (provided that the Company shall not be required to reimburse fees and disbursements of Underwriters’ counsel in excess of $400,000), and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 9900 West Park Drive, Suite 300, Houston, Texas 77063, Attention: Ed Engel, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to Ed Engel at 9900 West Park Drive, Suite 300, Houston, Texas 77063; provided, however, that any notice to an Underwriter pursuant to Section 8 hereof will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13.  Representation.  The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.  Absence of Fiduciary Relationship.  The Company and the Selling Stockholders acknowledge and agree that:

(a)  No Other Relationship.  The Representative has been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Representative, on the other,  has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative has advised or is advising the Company or the Selling Stockholders on other matters;

(b) Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by Company and the Selling Stockholders following discussions and arms-length negotiations with the Representative and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose.  The Company and the Selling Stockholders have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Representative has no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d)  Waiver.  The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Ignite Restaurant Group, Inc.

By:
Name:
Title:

JCS Holdings, LLC

By:
Name:
Title:

Raymond A. Blanchette, III

By:
Name:
Title:

Jeffrey L. Rager

By:
Name:
Title:

James F. Mazany

By:
Name:
Title:

James W. Kuhn

By:
Name:
Title:

Kevin T. Cottingim

By:
Name:
Title:

Edward W. Engel

By:
Name:
Title:

Richard P. Bermingham

By:
Name:
Title:

Zane Leshner

By:
Name:
Title:

Luis Oliveira

By:
Name:
Title:

Sean Rea

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

Acting on behalf of itself and as the Representative of the several Underwriters.

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
JCS Holdings, LLC		—
Total

Parent Beneficial Holder	Number of Firm Securities to be Sold by JCS Holdings, LLC for the benefit of Holder	Number of Optional Securities to be Sold by JCS Holdings, LLC for the benefit of Holder
Raymond A. Blanchette, III		—
Jeffrey L. Rager		—
James F. Mazany		—
James W. Kuhn		—
Kevin T. Cottingim		—
Edward W. Engel		—
Richard P. Bermingham		—
Zane Leshner		—
Luis Oliveira		—
Sean Rea		—

Total		—

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC
Robert W. Baird & Co. Incorporated
Piper Jaffray & Co.
KeyBanc Capital Markets Inc.
Lazard Capital Markets LLC
Raymond James & Associates, Inc.

Total

SCHEDULE C

1.              General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

2.              Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.  The initial price to the public of the Offered Securities.

SCHEDULE D

Letter of PricewaterhouseCoopers LLP

SCHEDULE E

Opinion of Kirkland & Ellis LLP, as counsel to the Company

SCHEDULE F

Opinion of Kirkland & Ellis LLP, as counsel to the Selling Stockholders